UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2007

SWISS MEDICA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-09489	98-0355519
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

375 Britannia Road, East, Unit B Mississauga, Ontario	L4Z 3E2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (905) 501-0553

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 (Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review)

On May 21, 2007, the management of Swiss Medica, Inc. (the “Company” or “Swiss Medica”) concluded that its previously issued financial statements as of and for (i) the year ended December 31, 2005, (ii) the three months ended March 31, 2006, June 30, 2006 and September 30, 2006, should no longer be relied as a result of the Company mistakenly:

(i) recording as revenues the value of certain goods sold to customers where title and risk of ownership had not passed to the customer.

(ii) accounting for the contractually re-pricing of the stated exercise price of the warrants to acquire the Company’s common stock issued to the holders of the Company’s debentures.

Accordingly, the Company will restate its financial statements for the year ended December 31, 2005 and for the first three quarters of 2006 by disclosing the effect of the errors in its Form 10-KSB for the year ended December 31, 2006.

The errors were discovered together with our outside independent registered accounting firm in connection with their audit of the Company’s December 31, 2006 financial statements. The audit firm requested that we provided additional information concerning the recognition of our revenues in connection with the sale and delivery of our products. Upon reviewing the accounting for the transactions, we discovered our errors in recognizing revenues from certain transactions. Upon this determination, management and the Board of Directors were alerted to the facts and circumstances regarding the errors in accounting for the revenue recognition

In connection with the accounting for the re-pricing of the warrants’ exercise price, the audit firm requested that we provided additional information concerning the accounting for warrant liability derivative in connection with the issuance of the warrants. Upon determining the derivative arising from the warrant liability did not take into the Warrants’ exercise price was to be re-set should shares of the Company’s common stock be sold below the contract exercise price , management and the Board of Directors were alerted to the facts and circumstances regarding the errors in accounting for the warrant liability.

Authorized officers of the Company discussed these matters with the Company's independent public accounting firm who agreed that the Company's annual and quarterly financial statements could not be relied upon and needed to be restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWISS MEDICA, INC.
(Registrant)

Date: May 30, 2007
/s/ Raghu Kilambi
Raghu Kilambi, Chief Executive Officer